EXHIBIT 10.14

Nathan Amery
Magenta New Media Ltd
130 Shaftesbury Avenue
London
W1D 5EU

26th April 2006

Dear Nathan,

This letter confirms our agreement that TV Extension Ltd (TVE) has assigned its interest, including all rights and obligations, in its Agency Exploitation Agreement with The TV Extension Platform Technology Partnership LLP (TVE LLP) to Magenta New Media Ltd. (MNM) with effect from 10th April 2006

In accordance with Clause 6 of the Agency Exploitation Agreement, TVE has sought the permission of TVE LLP to make this assignment in a letter dated 10th April 2006

TVE LLP gave its permission in its letter dated 20th April 2006, which I attached a copy.

MNM is registered in England no. 05047518, with its registered office at 27 New Bond Street, London, W1S 2RH.

Please sign and date all three copies of this letter and return one of them to me. I will keep one copy and send the other to TVE at its office. The third copy is yours to keep as record of this agreement.

Yours sincerely,

/s/ Nathan Amery
___________________________________
For and on behalf of
TV Extension Limited

Signed for Magenta New Media Ltd:

/s/ Nathan Amery

Nathan Amery
Director
For and on behalf of
Magenta New Media Ltd

THE PARTNERSHIP ADMINISTRATOR

Nathan Amery
TV Extension Ltd.
27 New Bond Street
London
W1S 2RH

20th April 2006

Dear Nathan

Agency Exploitation Agreement (AEA) – assignment

I refer to your letter dated 10th April 2006.

On behalf of The TV Extension Platform Technology Partnership LLP (TVE LLP), I agree that TV Extension Ltd (TVE) can assign to Magenta New Media Ltd (MNM) its rights and obligations under its AEA with TVE LLP with effect from 10th April 2006.

Please let me have a copy of the assignment agreement when it is completed.

Yours sincerely

/s/ Paul Carter

Paul T. Carter
Administrator

Cc Magenta New Media Ltd.

THE TV EXTENSION TECHNOLOGY PARTNERSHIP LLP
Registered in England No. OC303547               Registered Office: 4 Bedford Row, London WC18 4DF

Paul Carter
The TV Extension Platform Technology Partnership LLP
4 Bedford Row
London
WC1R 4DF

10th April 2006

Dear Paul,

Agency Exploitation Agreement (AEA) – Proposed assignment

On behalf of TV Extension Ltd (TVE), I hereby seek permission to assign to Magenta New Media Ltd (MNM) TVE’s rights and obligations under its AEA with The TV Extension Platform Technology Partnership LLP (TE), with immediate effect.

MNM is registered in England no. 05047518, with its registered office at 27 New Bond Street, London, W1S 2RH.

I believe that this assignment will be in the interests of all the parties. MNM specialises in wireless entertainment and service solutions for the top market hospitality industry and I believe TVE’s business will sit well with MNM’s existing portfolio.

Unfortunately, TVE’s core business has changed and we are unlikely to be able to give TVE’s business the attention it needs to thrive

I look forward to receiving your assent to this request.

Kind Regards,

Yours sincerely,

/s/ Nathan Amery

Nathan Amery
Director
TV Extension Limited
27 New Bond Street
London
W1S 2R